Exhibit 99.1

  Per-Se Technologies Announces $100 Million Convertible Debentures Offering; Also Announces $25 million Share Repurchase In Conjunction with Transaction

     ATLANTA--(BUSINESS WIRE)--June 22, 2004--Per-Se Technologies, Inc. (Nasdaq:
PSTI) announced today that it intends to offer, subject to market and other conditions, $100 million principal amount of convertible subordinated debentures due 2024 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. In addition, the Company expects to grant the initial purchasers of the debentures a 30-day option to purchase up to an additional $25 million principal amount of debentures.
     The Company also announced today that its board of directors has authorized the repurchase of up to $25 million of shares of its common stock that may be sold short by purchasers of the debentures in negotiated transactions concurrently with the offering.
     The Company intends to use the proceeds from the convertible debentures, together with cash on hand and funding through its existing revolving credit facility, to retire its $118.8 million outstanding Term Loan B as well as repurchase shares in conjunction with the transaction.
     The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the debentures or any other securities.

     About Per-Se Technologies

     Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

     Safe Harbor Statement

     This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the issuance of approximately $100 million of convertible subordinated debentures, the option to purchase an additional $25 million of said debentures and the repurchase of $25 million of the Company's common stock as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, the expected amount of funds to be raised, the expected use of proceeds of the convertible debentures offering and the anticipated common stock repurchase. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to failure to complete the convertible debentures offering, failure to repurchase common stock and failure to use proceeds from offering as described. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004. The Company disclaims any responsibility to update any forward-looking statements.

     CONTACT: Per-Se Technologies, Atlanta
              Michele Howard, 770-444-5603
              michele.howard@per-se.com